Exhibit 99.2

Consent of Independent Auditors

The Board of Directors
Safend Ltd.:

We consent to the incorporation by reference in the registration statements (Nos. 333-188627, 333-175046, 333-177644, 333-150340, 333-141429, 333-130409, 333-114476, 333-112017, 333-106632, 333-99469, 333-92845, 333-46330, 333-33236, 333-38265, 333-28819, 333-20017, 333-73236 and 333-65648) on Form S-3 and (Nos. 333-178128, 333-164320, 333-125203, 333-144147, 333-144139, 333-88665, 333-68911, 333-69041, 333-11611 and 333-11609) on Form  S-8 of Wave Systems Corporation, of our report dated May 8, 2013, with respect to the consolidated balance sheet of Safend Ltd. and its subsidiaries as of September 22, 2011 and the related consolidated statements of operations, changes in shareholders’ equity (deficit) and cash flows for the period commenced January 1, 2011 and ended September 22, 2011, which report appears in the Form 8-K of Wave Systems Corp. dated May 8, 2013.

Our report contains an explanatory paragraph that states that Safend Ltd. has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Somekh Chaikin

Certified Public Accountants (Israel)

Member Firm of KPMG International

Tel-Aviv, Israel

May 8, 2013